As filed with the Securities and Exchange Commission on May 26, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Viad Corp

(Exact name of Registrant as specified in its charter)

Delaware	36-1169950
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7000 East 1st Avenue

Scottsdale, Arizona 85251-4304

(Address of principal executive offices) (Zip code)

2017 VIAD CORP OMNIBUS INCENTIVE PLAN

(AMENDED AND RESTATED EFFECTIVE MAY 24, 2022)

(Full title of the plan)

Derek P. Linde

Chief Operating Officer, General Counsel & Corporate Secretary

Viad Corp

7000 East 1st Avenue

Scottsdale, Arizona 85251-4304

Tel: (602) 207-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Courtney M.W. Tygesson Cooley LLP 110 North Wacker Suite 4200 Chicago, Illinois 60606 (312) 881-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed in order to register an additional 840,000 shares of the common stock of Viad Corp, a Delaware corporation (the “Registrant”), that may be awarded under the 2017 Viad Corp Omnibus Incentive Plan, amended and restated effective May 24, 2022 (the “Plan”), par value $1.50 per share, which are securities of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2017 (Registration No. 333-218682), which is hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We shall send or give to each participant in the Plan the document(s) containing the information specified in Part I of Form S-8 as specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the SEC, such documents are not being filed with or included in this Registration Statement. These documents, and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 25, 2022;

•

the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 from the Registrant’s Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2022;

•	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 6, 2022;

•	the Registrant’s Current Reports on Form 8-K filed with the SEC on February 22, 2022, March 1, 2022, March 24, 2022, March 30, 2022, April 5, 2022 and May 26, 2022; and

•

the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-B filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), on February 25, 1992.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of Viad Corp, as amended through July 1, 2004 (SEC File No. 001-11015; SEC Film No. 04961107).	10-Q		3.A	8/9/2004

4.2	Bylaws of Viad Corp, as amended through December 5, 2013.	8-K		3	12/9/2013

4.3	2017 Viad Corp Omnibus Incentive Plan, amended and restated effective May 24, 2022.	8-K		10.1	5/26/2022

5.1*	Opinion of Cooley LLP

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included on the signature page of this Form S-8).

107*	Exhibit Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scottsdale, state of Arizona, on this 26th day of May, 2022.

VIAD CORP

By:	/s/ Steven W. Moster
Name: Steven W. Moster
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven W. Moster and Ellen M. Ingersoll, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Steven W. Moster Steven W. Moster	President and Chief Executive Officer, Director (Principal Executive Officer)	May 26, 2022

/s/ Ellen M. Ingersoll Ellen M. Ingersoll	Chief Financial Officer (Principal Financial Officer)	May 26, 2022

/s/ Leslie S. Striedel Leslie S. Striedel	Chief Accounting Officer (Principal Accounting Officer)	May 26, 2022

/s/ Beverly K. Carmichael	Director	May 26, 2022
Beverly K. Carmichael

/s/ Brian P. Cassidy Brian P. Cassidy	Director	May 26, 2022

/s/ Denise M. Coll Denise M. Coll	Director	May 26, 2022

/s/ Richard H. Dozer Richard H. Dozer	Chairman of the Board	May 26, 2022

/s/ Virginia L. Henkels Virginia L. Henkels	Director	May 26, 2022

/s/ Patrick T. LaValley Patrick T. LaValley	Director	May 26, 2022

/s/ Edward E. Mace Edward E. Mace	Director	May 26, 2022

/s/ Joshua E. Schechter Joshua E. Schechter	Director	May 26, 2022